EXHIBIT 10.1

LEGEND OIL AND GAS, LTD.

2011 STOCK INCENTIVE PLAN

SECTION 1.  PURPOSE

The purpose of the LEGEND OIL AND GAS, LTD. 2011 Stock Incentive Plan (the “Plan”) is to enhance the long-term stockholder value of LEGEND OIL AND GAS, LTD., a Colorado corporation (the “Company”), by offering opportunities to selected Persons to participate in the Company’s growth and success, and to encourage them to remain in the service of the Company or a Related Company (as defined in Section 2) and to acquire and maintain stock ownership in the Company.

SECTION 2.  DEFINITIONS

In the Plan:
“Award” means any Option or Stock Award.
“Board” means the Board of Directors of the Company.
“Cause,” unless otherwise defined in the instrument evidencing the Award or in an employment or services agreement between the Company or a Related Company and a Participant, means dishonesty, fraud, misconduct, unauthorized use or disclosure of confidential information or trade secrets or violation of noncompetition and confidentiality agreements, or conviction or confession of a crime punishable by law (except minor violations), in each case as determined by the Plan Administrator, and its determination shall be conclusive and binding.
“Code” means the Internal Revenue Code of 1986, as amended from time to time.
“Committee” shall mean a committee, or subcommittee, consisting of two or more directors who shall be appointed by and serve at the pleasure of the Board.  To the extent necessary for compliance with Rule 16b-3, or any successor provision, each of the members of the Committee shall be a “non-employee director.”  Solely for purposes of this Section 1(e), “non-employee director” shall have the same meaning as set forth in Rule 16b-3 under the Exchange Act, or any successor provision, as then in effect.
“Common Stock” or “Stock” means the common stock, $0.001 par value per share, of the Company.
“Company” means LEGEND OIL AND GAS, LTD., a Colorado corporation.
“Company Transaction,” unless otherwise defined in the instrument evidencing the Award or in a written employment or services agreement between a Participant and the Company or a Related Company and a Participant, means consummation of either:
(a)           a merger or consolidation of the Company with or into any other entity; or
(b)           a sale, lease, exchange or other transfer in one transaction or a series of related transactions undertaken with a common purpose of all or substantially all the Company's then outstanding securities or all or substantially all the Company's assets;
provided, however, that a Company Transaction shall not include a Related Party Transaction.
“Disability,” unless otherwise defined by the Plan Administrator, means a mental or physical impairment of a Participant that is expected to result in death or that has lasted or is expected to last for a continuous period of twelve (12) months or more and that causes a Participant to be unable, in the opinion of the Company, to perform his or her duties for the Company or a Related Company and to be engaged in any substantial gainful activity.
“Early Retirement” means Termination of Service (as defined below) prior to Retirement on terms and conditions approved by the Plan Administrator.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.
“Fair Market Value” means the per share value of the Common Stock as established in good faith by the Plan Administrator or, if the Common Stock is: (a) listed on The NASDAQ Global Market, the closing sales price for the Common Stock as reported by that market for regular session trading for a single trading day; or (b) listed on The New York Stock Exchange or The American Stock Exchange, the closing sales price for the Common Stock as such price is officially quoted in the composite tape of transactions on such exchange for regular session trading for a single trading day; or (c) quoted on The Nasdaq Capital Market, the last sales price as reported by that market for a single trading day; or (d) quoted on The Nasdaq OTC Bulletin Board or by the Pink OTC Markets Inc., the average of the high bid and low asked prices reported by such service for a single trading day.  If there is no such reported price for the Common Stock for the date in question, then such price on the last preceding date for which such price exists shall be determinative of Fair Market Value.
“Grant Date” means the date on which the Plan Administrator completes the corporate action relating to the grant of an Award or such later date specified by the Plan Administrator, and on which all conditions precedent to the grant have been satisfied; provided, however, that conditions to the exercisability or vesting of Awards shall not defer the Grant Date.
“Incentive Stock Option” means an Option granted with the intention, as reflected in the instrument evidencing the Option, that it qualify as an “incentive stock option” as that term is defined in Section 422 of the Code.
“Nonqualified Stock Option” means an Option other than an Incentive Stock Option.
“Option” means the right to purchase Common Stock granted under Section 7.
“Option Expiration Date” has the meaning set forth in Section 7.6.
“Option Term” has the meaning set forth in Section 7.3.
“Participant” means the Person to whom an Award is granted.
“Plan” means the LEGEND OIL AND GAS, LTD. 2011 Stock Incentive Plan.
“Plan Administrator” shall mean the Board, or one or more Committees appointed by the Board, as the case may be.
“Person” means any individual, corporation, partnership, limited liability company, firm, joint venture, association, joint-stock company, trust, incorporated, organization, governmental or regulatory or other entity.
“Related Company” means any entity that, directly or indirectly, is in control of, or is controlled by, or is under common control with the Company.
“Related Party Transaction” means (a) a merger or consolidation of the Company in which the holders of the outstanding voting securities of the Company immediately prior to the merger or consolidation hold at least a majority of the outstanding voting securities of the Successor Company immediately after the merger or consolidation; (b) a sale, lease, exchange or other transfer of the Company’s assets to a majority-owned subsidiary company; (c) a transaction undertaken for the principal purpose of restructuring the capital of the Company, including but not limited to, reincorporating the Company in a different jurisdiction or creating a holding company; or (d) a corporate dissolution or liquidation.
“Retirement,” unless otherwise defined by the Plan Administrator from time to time for purposes of the Plan, means Termination of Service on or after the date the individual reaches “normal retirement age” as that term is defined in Section 411(a)(8) of the Code.
“Securities Act” means the Securities Act of 1933, as amended.
“Stock Award” means an award of shares of Common Stock or units denominated in Common Stock granted under Section 9, the rights of ownership of which may be subject to restrictions prescribed by the Plan Administrator.
“Successor Company” means the surviving company, the successor company or its parent, as applicable, in connection with a Company Transaction.
“Termination of Service” means a termination of employment or service relationship with the Company or a Related Company for any reason, whether voluntary or involuntary, including death, Disability, Early Retirement or Retirement, as determined by the Administrator in its sole discretion.  Any question as to whether and when there has been a Termination of Service for the purposes of an Award and the cause of such Termination of Service shall be determined by the Plan Administrator and its determination shall be final.  Transfer of a Participant’s employment or service relationship between Related Corporations, or between the Company and any Related Corporation, shall not be considered a Termination of Service for purposes of an Award, but unless the Plan Administrator determines otherwise, a Termination of Service shall be deemed to occur if a Participant's employment or service relationship is with an entity that has ceased to be a Related Corporation.
“Vesting Commencement Date” means the Grant Date or such other date selected by the Plan Administrator as the date from which the Option begins to vest for purposes of Section 7.4.

SECTION 3.  ADMINISTRATION

3.1           Plan Administrator

The Plan shall be administered by the Plan Administrator.  If and so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, the Board shall consider in selecting the members of any Committee acting as Plan Administrator, with respect to any members of such Committee(s) subject or likely to become subject to Section 16 of the Exchange Act, the provisions regarding (a) “outside directors” as contemplated by Section 162(m) of the Code and (b) “nonemployee directors” as contemplated by Rule 16b-3 under the Exchange Act.  Notwithstanding the foregoing, the Board may delegate the responsibility for administering the Plan with respect to designated classes of eligible Persons to different Committees, subject to such limitations as the Board deems appropriate.  A Committee member shall serve at the pleasure of the Board for such term as the Board may determine, subject to removal by the Board at any time.  To the extent consistent with applicable law, the Board may authorize one or more senior executive officers of the Company to grant Awards to designated classes of eligible Persons, within the limits specifically prescribed by the Board.

3.2           Administration and Interpretation by Plan Administrator

Except for the terms and conditions explicitly set forth in this Plan, the Plan Administrator shall have exclusive authority, in its discretion, to determine all matters relating to Awards under the Plan, including the selection of individuals to be granted Awards, the type of Awards, the number of shares of Common Stock subject to an Award, all terms, conditions, restrictions and limitations, if any, of an Award and the terms of any instrument that evidences the Award.  The Plan Administrator shall also have exclusive authority to interpret the Plan and the terms of any instrument evidencing the Award and may from time to time adopt and change rules and regulations of general application for the Plan's administration.  The Plan Administrator's interpretation of the Plan and its rules and regulations, and all actions taken and determinations made by the Plan Administrator pursuant to the Plan, shall be conclusive and binding on all parties involved or affected.  The Plan Administrator may delegate ministerial duties to such of the Company's officers as it so determines.

SECTION 4.  STOCK SUBJECT TO THE PLAN

4.1           Authorized Number of Shares

Subject to adjustment from time to time as provided in Section 12.1, a maximum of four million five hundred thousand (4,500,000) shares of Common Stock shall be available for issuance under the Plan.  Shares issued under the Plan shall be drawn from authorized and unissued shares of Common Stock or shares of Common Stock now held or subsequently acquired by the Company.

4.2           Reuse of Shares

Any shares of Common Stock that have been made subject to an Award that cease to be subject to the Award (other than by reason of exercise or settlement of the Award to the extent it is exercised for or settled in shares) shall again be available for issuance in connection with future grants of Awards under the Plan.  In the event shares of Common Stock issued under the Plan are reacquired by the Company pursuant to any forfeiture provision, right of repurchase or right of first refusal, such shares shall again be available for the purposes of the Plan; provided, however, that the maximum number of shares that may be issued upon the exercise of Incentive Stock Options shall equal the share number stated in Section 4.1, subject to adjustment from time to time as provided in Section 12.1.

SECTION 5.  ELIGIBILITY

An Award may be granted to eligible Persons, including any officer, director or employee of the Company, or a Related Company, that the Plan Administrator from time to time selects.  If an Award is granted to any consultant, advisor or independent contractor who provides services to the Company or any Related Company, the services rendered must be bona fide services that (i) are not in connection with the offer and/or sale of any of the Company’s securities in a capital-raising transaction, and (ii) do not directly or indirectly promote or maintain a market for any of the Company’s securities.

SECTION 6.  AWARDS

6.1           Form and Grant of Awards

The Plan Administrator shall have the authority, in its sole discretion, to determine the type or types of Awards to be granted under the Plan.  Awards may be granted singly or in combination.

6.2           Settlement of Awards

The Company may settle Awards through the delivery of shares of Common Stock, the granting of replacement Awards or any combination thereof as the Plan Administrator shall determine.  Any Award settlement, including payment deferrals, may be subject to such conditions, restrictions and contingencies as the Plan Administrator shall determine.  The Plan Administrator may permit or require the deferral of any Award payment, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest, or dividend equivalents, including converting such credits into deferred stock equivalents.

6.3           Acquired Company Awards

Notwithstanding anything in the Plan to the contrary, the Plan Administrator may grant Awards under the Plan in substitution for awards issued under other plans, or assume under the Plan awards issued under other plans, if the other plans are or were plans of other acquired entities, or the parent of such acquired entity (“Acquired Entities”) and the new Award is substituted, or the old award is assumed, by reason of a merger, consolidation, acquisition of property or stock, reorganization or liquidation (the “Acquisition Transaction”).  In the event that a written agreement pursuant to which the Acquisition Transaction is completed is approved by the Board and said agreement sets forth the terms and conditions of the substitution for or assumption of outstanding awards of the Acquired Entity, said terms and conditions shall be deemed to be the action of the Plan Administrator without any further action by the Plan Administrator, except as may be required for compliance with Rule 16b-3 under the Exchange Act, and the Persons holding such awards shall be deemed to be Participants.

SECTION 7.  AWARDS OF OPTIONS

7.1           Grant of Options

The Plan Administrator shall have the authority, in its sole discretion, to grant Options designated as Incentive Stock Options or as Nonqualified Stock Options.

7.2           Option Exercise Price

The exercise price for shares purchased under an Option shall be as determined by the Plan Administrator, but shall not be less than the minimum exercise price required by Section 8.3 with respect to Incentive Stock Options.

7.3           Term of Options

Subject to earlier termination in accordance with the terms of the Plan and the instrument evidencing the Option, the maximum term of an Option (the “Option Term”) shall be as established for that Option by the Plan Administrator or, if not so established, shall be ten (10) years from the Grant Date.  For Incentive Stock Options, the Option Term shall be as specified in Section 8.4.

7.4           Exercise of Options

The Plan Administrator shall establish and set forth in each instrument that evidences an Option the time at which, or the installments in which, the Option shall vest and become exercisable, any of which provisions may be waived or modified by the Plan Administrator at any time.  If not so established in the instrument evidencing the Option, the Option shall vest and become exercisable according to the following schedule, which may be waived or modified by the Plan Administrator at any time:

Period of Participant's Continuous Employment or Service With the Company or Its Related Companies From the Vesting Commencement Date	Portion of Total Option That Is Vested and Exercisable
After 1 year	25%
Each additional one-month period of continuous employment or service completed thereafter	1/36th of the remaining 75%
After 4 years	100%

The Plan Administrator, in its sole discretion, may adjust the vesting schedule of an Option held by a Participant who works less than “full time” as that term is defined by the Plan Administrator or who takes a Company-approved leave of absence.

To the extent an Option has vested and become exercisable, the Option may be exercised in whole or, from time to time, in part by delivery to the Company of a written stock option exercise agreement or notice, in a form and in accordance with procedures established by the Plan Administrator, setting forth the number of shares with respect to which the Option is being exercised, the restrictions imposed on the shares purchased under such exercise agreement, if any, and such representations and agreements as may be required by the Plan Administrator, accompanied by payment in full as described in Section 7.5.  An Option may be exercised only for whole shares and may not be exercised for less than a reasonable number of shares at any one time, as determined by the Plan Administrator.

7.5           Payment of Exercise Price

The exercise price for shares purchased under an Option shall be paid in full to the Company by delivery of consideration equal to the product of the Option exercise price and the number of shares purchased.  Such consideration must be paid before the Company will issue the shares being purchased and must be in a form or a combination of forms acceptable to the Plan Administrator for that purchase, which forms may include:
(a)           cash;
(b)           check;
(c)           tendering (either actually or, if the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, by attestation) shares of Common Stock already owned by a Participant for at least six (6) months (or any shorter period necessary to avoid a charge to the Company’s earnings for financial reporting purposes) that on the day prior to the exercise date have a Fair Market Value equal to the aggregate exercise price of the shares being purchased under the Option;
(d)           if the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, delivery of a properly executed exercise notice, together with irrevocable instructions to a brokerage firm designated by the Company to deliver promptly to the Company the aggregate amount of sale or loan proceeds to pay the Option exercise price and any withholding tax obligations that may arise in connection with the exercise, all in accordance with the regulations of the Federal Reserve Board; or
(e)           such other consideration as the Plan Administrator may permit.
In addition, to assist a Participant (including a Participant who is an officer or a director of the Company) in acquiring shares of Common Stock pursuant to an Award granted under the Plan, the Plan Administrator, in its sole discretion, may authorize, either at the Grant Date or at any time before the acquisition of Common Stock pursuant to the Award, (i) the payment by a Participant of the purchase price of the Common Stock by a full-recourse promissory note or (ii) the guarantee by the Company of a full-recourse loan obtained by a Participant from a third party.  Subject to the foregoing, the Plan Administrator shall in its sole discretion specify the terms of any loans or loan guarantees, including the interest rate and terms of and security for repayment.

Legend Oil and Gas, Ltd. 2011 Stock Incentive Plan  |

7.6           Post-Termination Exercises

The Plan Administrator shall establish and set forth in each instrument that evidences an Option whether the Option shall continue to be exercisable, and the terms and conditions of such exercise, if a Participant ceases to be employed by, or to provide services to, the Company or a Related Company, which provisions may be waived or modified by the Plan Administrator at any time.  If not so established in the instrument evidencing the Option, the Option shall be exercisable according to the following terms and conditions, which may be waived or modified by the Plan Administrator at any time:
(a)           Any portion of an Option that is not vested and exercisable on the date of a Participant’s Termination of Service shall expire on such date.
(b)           Any portion of an Option that is vested and exercisable on the date of a Participant’s Termination of Service shall expire on the earliest to occur of:

(i)           if the Participant’s Termination of Service occurs for reasons other than Cause, Retirement or Early Retirement, Disability or death, the date which is three (3) months after such Termination of Service;

(ii)           if the Participant’s Termination of Service occurs by reason of Retirement or Early Retirement, Disability or death, the one-year anniversary of such Termination of Service; and

(iii)           the last day of the Option Term (the “Option Expiration Date”).
Notwithstanding the foregoing, if a Participant dies after his or her Termination of Service but while an Option is otherwise exercisable, the portion of the Option that is vested and exercisable on such Termination of Service shall expire upon the earlier to occur of (y) the Option Expiration Date and (z) the one-year anniversary of the date of death, unless the Plan Administrator determines otherwise.

Also notwithstanding the foregoing, in case a Participant’s Termination of Service occurs for Cause, all Options granted to a Participant shall automatically expire upon first notification to the Participant of such termination, unless the Plan Administrator determines otherwise.  If a Participant’s employment or service relationship with the Company is suspended pending an investigation of whether a Participant shall be terminated for Cause, all a Participant's rights under any Option shall likewise be suspended during the period of investigation.  If any facts that would constitute termination for Cause are discovered after a Participant’s Termination of Service, any Option then held by a Participant may be immediately terminated by the Plan Administrator, in its sole discretion.

(c)           A Participant's transfer of employment or service relationship between or among the Company and any Related Company, or a change in status from an employee to a consultant, advisor or independent contractor or a change in status from a consultant, advisor or independent contractor to an employee, shall not be considered a Termination of Service for purposes of this Section 7.
(d)           The effect of a Company-approved leave of absence on the application of this Section 7 shall be determined by the Plan Administrator, in its sole discretion.

SECTION 8.  INCENTIVE STOCK OPTION LIMITATIONS

Notwithstanding any other provisions of the Plan, and to the extent required by Section 422 of the Code, Incentive Stock Options shall be subject to the following additional terms and conditions:

8.1           Dollar Limitation

To the extent the aggregate Fair Market Value (determined as of the Grant Date) of Common Stock with respect to which a Participant’s Incentive Stock Options become exercisable for the first time during any calendar year (under the Plan and all other stock option plans of the Company) exceeds $100,000, such portion in excess of $100,000 shall be treated as a Nonqualified Stock Option.  In the event a Participant holds two or more such Options that become exercisable for the first time in the same calendar year, such limitation shall be applied on the basis of the order in which such Options are granted.

8.2           Eligible Employees

Individuals who are not employees of the Company or one of its parent companies or subsidiary companies may not be granted Incentive Stock Options.

8.3           Exercise Price

The exercise price of an Incentive Stock Option shall be at least one hundred percent (100%) of the Fair Market Value of the Common Stock on the Grant Date, and in the case of an Incentive Stock Option granted to a Participant who owns more than ten percent (10%) of the total combined voting power of all classes of the stock of the Company or of its parent or subsidiary companies (a “Ten Percent Stockholder”), shall not be less than one hundred and ten percent (110%) of the Fair Market Value of the Common Stock on the Grant Date.  The determination of more than ten percent (10%) ownership shall be made in accordance with Section 422 of the Code.

8.4           Option Term

Subject to earlier termination in accordance with the terms of the Plan and the instrument evidencing the Option, the Option Term of an Incentive Stock Option shall not exceed ten (10) years, and in the case of an Incentive Stock Option granted to a Ten Percent Stockholder, shall not exceed five (5) years.

8.5           Exercisability

An Option designated as an Incentive Stock Option shall cease to qualify for favorable tax treatment as an Incentive Stock Option to the extent it is exercised (if permitted by the terms of the Option):
(a) more than three (3) months after the date of a Participant’s Termination of Service, if termination was for reasons other than death or disability;
(b) more than one (1) year after the date of a Participant’s Termination of Service, if termination was by reason of disability; or
(c) after a Participant has been on leave of absence for more than ninety (90) days, unless a Participant’s reemployment rights are guaranteed by statute or contract.

8.6           Taxation of Incentive Stock Options

In order to obtain certain tax benefits afforded to Incentive Stock Options under Section 422 of the Code, a Participant must hold the shares acquired upon the exercise of an Incentive Stock Option for two (2) years after the Grant Date and one (1) year after the date of exercise.

A Participant may be subject to the alternative minimum tax at the time of exercise of an Incentive Stock Option.  A Participant shall give the Company prompt written notice of any disposition of shares acquired on the exercise of an Incentive Stock Option prior to the expiration of such holding periods.

8.7           Promissory Notes

The amount of any promissory note delivered pursuant to Section 7.5 herein in connection with an Incentive Stock Option shall bear interest at a rate specified by the Plan Administrator, but in no case less than the rate required to avoid imputation of interest (taking into account any exceptions to the imputed interest rules) for federal income tax purposes.

8.8           Code Definitions

For the purposes of this Section 8, “parent corporation,” “subsidiary corporation” and “disability” shall have the meanings attributed to those terms for purposes of Section 422 of the Code.

SECTION 9.  STOCK AWARDS

9.1           Grant of Stock Awards

The Plan Administrator is authorized to make Awards of shares of Common Stock or Awards denominated in units of Common Stock on such terms and conditions and subject to such repurchase or forfeiture restrictions, if any (which may be based on continuous service with the Company or the achievement of performance goals related to profits, profit growth, profit-related return ratios, cash flow or total stockholder return, where such goals may be stated in absolute terms or relative to comparison companies), as the Plan Administrator shall determine, in its sole discretion, which terms, conditions and restrictions shall be set forth in the instrument evidencing the Award.  The terms, conditions and restrictions that the Plan Administrator shall have the power to determine shall include, without limitation, the manner in which shares subject to Stock Awards are held during the periods they are subject to restrictions and the circumstances under which repurchase or forfeiture of the Stock Award shall occur by reason of a Participant’s Termination of Service.

9.2           Issuance of Shares

Upon the satisfaction of any terms, conditions and restrictions prescribed in respect to a Stock Award, or upon a Participant’s release from any terms, conditions and restrictions of a Stock Award, as determined by the Plan Administrator, the Company shall release, as soon as practicable, to a Participant or, in the case of a Participant's death, to the personal representative of a Participant’s estate or as the appropriate court directs, the appropriate number of shares of Common Stock.

9.3           Waiver of Restrictions

Notwithstanding any other provisions of the Plan, the Plan Administrator may, in its sole discretion, waive the repurchase or forfeiture period and any other terms, conditions or restrictions on any Stock Award under such circumstances and subject to such terms and conditions as the Plan Administrator shall deem appropriate.

SECTION 10.  WITHHOLDING

The Company may require a Participant to pay to the Company the amount of any taxes that the Company is required by applicable federal, state, local or foreign law to withhold with respect to the grant, vesting or exercise of an Award.  The Company shall not be required to grant or issue any securities under the Plan until such obligations are satisfied.

The Plan Administrator may permit or require a Participant to satisfy all or part of his or her tax withholding obligations by (a) paying cash to the Company, (b) having the Company withhold from any cash amounts otherwise due or to become due from the Company to a Participant, or (c) having the Company withhold a number of shares of Common Stock that would otherwise be issued to a Participant (or become vested, as applicable) having a value equal to the tax withholding obligations (up to the employer’s minimum required tax withholding rate), or (d) surrendering a number of shares of Common Stock a Participant already owns having a value equal to the tax withholding obligations (up to the employer’s minimum required tax withholding rate to the extent a Participant has owned the surrendered shares for less than six (6) months if such a limitation is necessary to avoid a charge to the Company for financial reporting purposes).

SECTION 11.  TRANSFERABILITY

Neither an Award nor any interest therein may be assigned, pledged or transferred by a Participant or made subject to attachment or similar proceedings otherwise than by will or by the applicable laws of descent and distribution, and, during a Participant’s lifetime, such Awards may be exercised only by a Participant.  Notwithstanding the foregoing, and to the extent permitted by Section 422 of the Code, the Plan Administrator, in its sole discretion, may permit a Participant to assign or transfer an Award or may permit a Participant to designate a beneficiary who may exercise the Award or receive payment under the Award after a Participant’s death; provided, however, that an Award so assigned or transferred shall be subject to all the terms and conditions of the Plan and those contained in the instrument evidencing the Award.

SECTION 12.  ADJUSTMENTS

12.1           Adjustment of Shares

In the event, at any time or from time to time, a stock dividend, stock split, spin-off, combination or exchange of shares, recapitalization, merger, consolidation, distribution to stockholders other than a normal cash dividend, or other change in the Company’s corporate or capital structure results in (a) the outstanding shares of Common Stock, or any securities exchanged therefor or received in their place, being exchanged for a different number or kind of securities of the Company or of any other company or (b) new, different or additional securities of the Company or of any other company being received by the holders of shares of Common Stock of the Company, then the Plan Administrator shall make proportional adjustments in (i) the maximum number and kind of securities subject to the Plan and issuable as Incentive Stock Options as set forth in Section 4 and (ii) the number and kind of securities that are subject to any outstanding Award and the per share price of such securities, without any change in the aggregate price to be paid therefor.  The determination by the Plan Administrator as to the terms of any of the foregoing adjustments shall be conclusive and binding.  Notwithstanding the foregoing, a dissolution or liquidation of the Company or a Company Transaction shall not be governed by this Section 12.1 but shall be governed by Sections 12.2 and 12.3, respectively.

12.2           Dissolution or Liquidation

To the extent not previously exercised or settled, and unless otherwise determined by the Plan Administrator in its sole discretion, Options and Stock Awards denominated in units shall terminate immediately prior to the dissolution or liquidation of the Company.  To the extent a forfeiture provision or repurchase right applicable to an Award has not been waived by the Plan Administrator, the Award shall be forfeited immediately prior to the consummation of the dissolution or liquidation.
12.3           Company Transaction

12.3.1	Options

In the event of a Company Transaction, except as otherwise provided in the instrument evidencing an Option or in a written employment or services agreement between a Participant and the Company or a Related Company, the following shall apply:
(a)           Except as provided in subsection (b) below, each outstanding Option shall be assumed or an equivalent option or right substituted by the Successor Company.
(b)           If in the event of a Company Transaction the Successor Company refuses to assume or substitute for an Option, then each such outstanding Option shall become fully vested and exercisable with respect to fifty percent (50%) of the unvested portion of the Option.  In such case, the Plan Administrator shall notify a Participant in writing or electronically that fifty percent (50%) of the unvested portion of the Option specified above shall be fully vested and exercisable for a specified time period.  At the expiration of the time period, the Option shall terminate, provided that the Company Transaction is consummated.
(c)           For the purposes of this Section 12.3, the Option shall be considered assumed or substituted for if following the Company Transaction the option or right confers the right to purchase or receive, for each share of Common Stock subject to the Option immediately prior to the Company Transaction, the consideration (whether stock, cash, or other securities or property) received in the Company Transaction by holders of Common Stock for each share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the Company Transaction is not solely common stock of the Successor Company, the Plan Administrator may, with the consent of the Successor Company, provide for the consideration to be received upon the exercise of the Option, for each share of Common Stock subject thereto, to be solely common stock of the Successor Company substantially equal in fair market value to the per share consideration received by holders of Common Stock in the Company Transaction.  The determination of such substantial equality of value of consideration shall be made by the Plan Administrator and its determination shall be conclusive and binding.
(d)           All Options shall terminate and cease to remain outstanding immediately following the Company Transaction, except to the extent assumed by the Successor Company.

12.3.2	Stock Awards

In the event of a Company Transaction, except as otherwise provided in the instrument evidencing the Award or in a written employment or services agreement between a Participant and the Company or a Related Company, the vesting of shares subject to Stock Awards shall accelerate, and the forfeiture provisions to which such shares are subject shall lapse, if and to the same extent that the vesting of outstanding Options accelerates in connection with the Company Transaction.  If unvested Options are to be assumed or substituted by a Successor Company without acceleration upon the occurrence of a Company Transaction, the repurchase or forfeiture provisions to which such Stock Awards are subject shall continue with respect to shares of the Successor Company that may be issued in exchange for such shares.
12.4           Further Adjustment of Awards

Subject to Sections 12.2 and 12.3, the Plan Administrator shall have the discretion, exercisable at any time before a sale, merger, consolidation, reorganization, liquidation, dissolution or change of control of the Company, as defined by the Plan Administrator, to take such further action as it determines to be necessary or advisable with respect to Awards.  Such authorized action may include (but shall not be limited to) establishing, amending or waiving the type, terms, conditions or duration of, or restrictions on, Awards so as to provide for earlier, later, extended or additional time for exercise, lifting restrictions and other modifications, and the Plan Administrator may take such actions with respect to all Participants, to certain categories of Participants or only to individual Participants.  The Plan Administrator may take such action before or after granting Awards to which the action relates and before or after any public announcement with respect to such sale, merger, consolidation, reorganization, liquidation, dissolution or change of control that is the reason for such action.

12.5           Limitations

The grant of Awards shall in no way affect the Company’s right to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

12.6           Fractional Shares

In the event of any adjustment in the number of shares covered by any Award, each such Award shall cover only the number of full shares resulting from such adjustment.

SECTION 13.  FIRST REFUSAL AND REPURCHASE RIGHTS

13.1           First Refusal Rights

Until the date on which the initial registration of the Common Stock under Section 12(b) or 12(g) of the Exchange Act first becomes effective, the Company shall have the right of first refusal with respect to any proposed sale or other disposition by a Participant of any shares of Common Stock issued pursuant to an Award.  Such right of first refusal shall be exercisable in accordance with the terms and conditions established by the Plan Administrator and set forth in the stock purchase agreement evidencing the purchase of the shares.

13.2           Repurchase Rights for Vested Shares

Until the date on which the initial registration of the Common Stock under Section 12(b) or 12(g) of the Exchange Act first becomes effective, upon a Participant’s Termination of Service, all vested shares of Common Stock issued pursuant to an Award (whether issued before or after such Termination of Service) shall be subject to repurchase by the Company, at the Company’s sole discretion, at the Fair Market Value of such shares on the date of such repurchase.  The terms and conditions upon which such repurchase right shall be exercisable (including the period and procedure for exercise) shall be established by the Plan Administrator and set forth in the stock purchase agreement evidencing the purchase of the shares.

13.3           Repurchase Rights for Unvested Shares

Except as otherwise provided in the instrument evidencing the Award, in the event of a Company Transaction, the Company’s repurchase rights shall automatically be assigned to the Successor Company; provided, however, that such repurchase rights shall automatically lapse if and to the same extent that the vesting schedule for outstanding Options accelerates in connection with the Company Transaction.

The Plan Administrator shall have the discretionary authority, exercisable either before or after a Participant’s Termination of Service, to waive the Company’s outstanding repurchase rights with respect to one or more shares purchased or purchasable by a Participant under an Option and thereby accelerate the vesting of such shares in whole or in part at any time.

13.4           General

The Company may not exercise its first refusal or repurchase rights under Sections 13.1 and 13.2 earlier than six (6) months and one (1) day following the date the shares were purchased by a Participant (or any shorter period determined by the Company to be sufficient to avoid a charge to the Company’s earnings for financial reporting purposes or required by applicable law.)

The Company’s first refusal and repurchase rights under this Section 13 are assignable by the Company at any time.

SECTION 14.  MARKET STANDOFF

In the event of an underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act, including the Company’s initial public offering, no Person may sell, make any short sale of, loan, hypothecate, pledge, grant any option for the purchase of, or otherwise dispose of or transfer for value or otherwise agree to engage in any of the foregoing transactions with respect to any shares issued pursuant to an Award granted under the Plan without the prior written consent of the Company or its underwriters.  Such limitations shall be in effect for such period of time as may be requested by the Company or such underwriters; provided, however, that in no event shall such period exceed one hundred and eighty (180) days.

In the event the Company makes any public offering of its securities and determines in its sole discretion that it is necessary to reduce the number of issued but unexercised stock purchase rights so as to comply with any state’s securities or Blue Sky law limitations with respect thereto, the Board shall have the right in its sole discretion (i) to accelerate the exercisability of any Option and the date on which such Option must be exercised, provided that the Company gives the Participant prior written notice of such acceleration, and (ii) to cancel any Options or portions thereof which Participant does not exercise prior to or contemporaneously with such public offering.

In the event of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the Company’s outstanding shares of Common Stock effected as a class without the Company’s receipt of consideration, any new, substituted or additional securities distributed with respect to the purchased shares shall be immediately subject to the provisions of this Section 14, to the same extent the purchased shares are at such time covered by such provisions.

In order to enforce the limitations of this Section 14, the Company may impose stop-transfer instructions with respect to the purchased shares until the end of the applicable standoff period.

SECTION 15.  AMENDMENT AND TERMINATION

15.1           Amendment, Suspension or Termination of Plan

The Board may amend, suspend or terminate the Plan or any portion of the Plan at any time and in such respects as it shall deem advisable; provided, however, that to the extent required for compliance with Section 422 of the Code or any applicable law or regulation, stockholder approval shall be required for any amendment that would: (a) increase the total number of shares of Common Stock available for issuance under the Plan; (b) modify the class of employees eligible to receive Options; or (c) otherwise require stockholder approval under any applicable law or regulation.  Any amendment made to the Plan that would constitute a “modification” to Incentive Stock Options outstanding on the date of such amendment shall not, without the consent of a Participant, be applicable to such outstanding Incentive Stock Options but shall have prospective effect only.

15.2           Term of Plan

The Plan shall have no fixed expiration date; provided, however, that no Incentive Stock Options may be granted more than ten (10) years after the later of (a) the adoption by the Board of the Plan and (b) the adoption by the Board of any amendment to the Plan that constitutes the adoption of a new plan for purposes of Section 422 of the Code.

15.3           Consent of Participant

The suspension, amendment or termination of the Plan or a portion thereof or the amendment of an outstanding Award shall not, without a Participant’s consent, materially adversely affect any rights under any Award theretofore granted to a Participant under the Plan.  Any change or adjustment to an outstanding Incentive Stock Option shall not, without the consent of a Participant, be made in a manner so as to constitute a “modification” that would cause such Incentive Stock Option to fail to continue to qualify as an Incentive Stock Option.  Notwithstanding the foregoing, any adjustments made pursuant to Sections 12.1 through 12.3 shall not be subject to these restrictions.

SECTION 16.  GENERAL

16.1           Evidence of Awards

Awards granted under the Plan shall be evidenced by a written instrument that shall contain such terms, conditions, limitations and restrictions as the Plan Administrator shall deem advisable and that are not inconsistent with the Plan.

16.2           No Individual Rights

Nothing in the Plan or any Award granted under the Plan shall be deemed to constitute an employment contract or confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Related Company or limit in any way the right of the Company or any Related Company to terminate a Participant’s employment or other relationship at any time, with or without Cause.

16.3           Issuance of Shares

Notwithstanding any other provision of the Plan, the Company shall have no obligation to issue or deliver any shares of Common Stock under the Plan or make any other distribution of benefits under the Plan unless, in the opinion of the Company’s counsel, such issuance, delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act), and the applicable requirements of any securities exchange or similar entity.

The Company shall be under no obligation to any Participant to register for offering or resale or to qualify for exemption under federal, state and/or other securities laws any shares of Common Stock, security or interest in a security paid or issued under, or created by, the Plan, or to continue in effect any such registrations or qualifications if made.

To the extent the Plan or any instrument evidencing an Award provides for issuance of stock certificates to reflect the issuance of shares of Common Stock, the issuance may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.  As a condition to the exercise of an Option or any other receipt of Common Stock pursuant to an Award under the Plan, the Company may require (a) a Participant to represent and warrant at the time of any such exercise or receipt that such shares are being purchased or received only for a Participant’s own account and without any present intention to sell or distribute such shares and (b) such other action or agreement by a Participant as may from time to time be necessary to comply with the federal, state and/or other securities laws.  At the option of the Company, a stop-transfer order against any such shares may be placed on the official stock books and records of the Company, and a legend indicating that such shares may not be pledged, sold or otherwise transferred, unless an opinion of counsel is provided (concurred in by counsel for the Company) stating that such transfer is not in violation of any applicable law or regulation, may be stamped on stock certificates to ensure exemption from registration.  The Plan Administrator may also require a Participant to execute and deliver to the Company a purchase agreement or such other agreement as may be in use by the Company at such time that describes certain terms and conditions applicable to the shares.

16.4           No Rights as a Stockholder

A Participant (or the Participant’s successor or successors) shall have no rights as a stockholder with respect to any shares of Common Stock covered by an Option or Stock Award until the date of the issuance of a stock certificate evidencing such shares.  No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property), distributions or other rights for which the record date is prior to the date such stock certificate is actually issued (except as otherwise provided in Section 14 of the Plan).

16.5           Compliance With Laws and Regulations

Notwithstanding anything in the Plan to the contrary, the Plan Administrator, in its sole discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to Participants who are officers or directors subject to Section 16 of the Exchange Act without so restricting, limiting or conditioning the Plan with respect to other Participants.  Additionally, in interpreting and applying the provisions of the Plan, any Option granted as an Incentive Stock Option pursuant to the Plan shall, to the extent permitted by law, be construed as an “incentive stock option” within the meaning of Section 422 of the Code.

16.6           Participants in Other Countries

The Plan Administrator shall have the authority to adopt such modifications, procedures and subplans as may be necessary or desirable to comply with provisions of the laws of other countries in which the Company or any Related Company may operate to assure the viability of the benefits from Awards granted to Participants employed in such countries and to meet the objectives of the Plan.

16.7           No Trust or Fund

The Plan is intended to constitute an “unfunded” plan.  Nothing contained herein shall require the Company to segregate any monies or other property, or shares of Common Stock, or to create any trusts, or to make any special deposits for any immediate or deferred amounts payable to any Participant, and no Participant shall have any rights that are greater than those of a general unsecured creditor of the Company.

16.8           Severability

If any provision of the Plan or any Award is determined to be invalid, illegal or unenforceable in any jurisdiction, or as to any Person, or would disqualify the Plan or any Award under any law deemed applicable by the Plan Administrator, such provision shall be construed or deemed amended to conform to applicable laws, or, if it cannot be so construed or deemed amended without, in the Plan Administrator’s determination, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

16.9           Choice of Law

The Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by the laws of the United States, shall be governed by the laws of the State of Colorado without giving effect to principles of conflicts of law.

16.10           Appendix Provisions

Participants who are residents of the State of California shall be subject to the additional terms and conditions set forth in Appendix A to the Plan, attached hereto, until such time as the Common Stock becomes a “listed” security under the Securities Act.

SECTION 17.  EFFECTIVE DATE

The “effective date” is the date on which the Plan is adopted by the Board.  If the stockholders of the Company do not approve the Plan within twelve (12) months after the Board’s adoption of the Plan, any Incentive Stock Options granted under the Plan will be treated as Nonqualified Stock Options.

Legend Oil and Gas, Ltd. 2011 Stock Incentive Plan  |

APPENDIX A

TO THE
LEGEND OIL AND GAS, LTD. 2011 STOCK INCENTIVE PLAN
(For California Residents Only)

This Appendix to the LEGEND OIL AND GAS, LTD. 2011 Stock Incentive Plan (the “Plan”) shall have application only to Participants who are residents of the State of California.  Capitalized terms contained herein shall have the same meanings given to them in the Plan, unless otherwise provided in this Appendix.  Notwithstanding any provision contained in the Plan to the contrary and to the extent required by applicable law, the following terms and conditions shall apply to all Awards granted to residents of the State of California, until such time as the Common Stock becomes a "listed security" under the Securities Act:

1.           Nonqualified Stock Options shall have an exercise price that is not less than eighty-five percent (85%) of the Fair Market Value of the Common Stock on the Grant Date, except that the exercise price shall be at least one hundred and ten percent (110%) of the Fair Market Value in the case of any Person who owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or its parent or subsidiary companies.

2.           The purchase price for any Stock Awards that may be purchased under the Plan (“Stock Purchase Rights”) shall be at least eighty-five percent (85%) of the Fair Market Value of the Common Stock at the time a Participant is granted the Stock Purchase Right or at the time the purchase is consummated.  Notwithstanding the foregoing, the purchase price shall be at least one hundred percent (100%) of the Fair Market Value of the Common Stock at the time a Participant is granted the Stock Purchase Right or at the time the purchase is consummated in the case of any Person who owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or its parent or subsidiary companies.

3.           Options shall have a term of not more than ten (10) years from the Grant Date.

4.           Awards shall be nontransferable other than by will or the laws of descent and distribution.  Notwithstanding the foregoing, and to the extent permitted by Section 422 of the Code, the Plan Administrator, in its discretion, may permit distribution of an Option to an inter vivos or testamentary trust in which the Option is to be passed to beneficiaries upon the death of the trustor (settlor), or by gift to “immediate family” as that term is defined in Rule 16a-l(e) under the Exchange Act.

5.           Options shall become exercisable at the rate of at least twenty percent (20%) per year over five (5) years from the date the Option is granted, subject to reasonable conditions such as continued employment.  However, in the case of an Option granted to officers, directors or consultants of the Company or any of its affiliates, the Option may become fully exercisable, subject to reasonable conditions such as continued employment, at any time or during any period established by the Company or any of its affiliates.

6.           Unless employment is terminated for Cause, the right to exercise an Option in the event of termination of employment, to the extent that a Participant is otherwise entitled to exercise an Option on the date employment terminates, shall be:

a.           at least six (6) months from the date of a Participant’s Termination of Service if termination was caused by death or Disability; and

b.           at least thirty (30) days from the date of a Participant’s Termination of Service if termination of employment was caused by other than death or Disability;

but in no event later than the remaining term of the Option.

7.           No Award may be granted to a resident of California more than ten (10) years after the earlier of the date of adoption of the Plan and the date the Plan is approved by the stockholders.

8.           Any Award exercised before stockholder approval is obtained shall be rescinded if stockholder approval is not obtained within twelve (12) months before or after the Plan is adopted.  Such shares shall not be counted in determining whether such approval is obtained.

9.           The Company shall provide annual financial statements of the Company to each California resident holding an outstanding Award under the Plan.  Such financial statements need not be audited and need not be issued to key employees whose duties at the Company assure them access to equivalent information.

10.           Any right of repurchase on behalf of the Company in the event of a Participant’s termination of employment shall be at a purchase price that is (a) not less than the Fair Market Value of the securities upon termination of employment, and the right to repurchase shall be exercised for cash or cancellation of purchase money indebtedness for the shares within ninety (90) days of termination of employment (or in the case of securities issued upon exercise of Options after the date of termination, within ninety (90) days after the date of the exercise), and the right shall terminate when the Company’s securities become publicly traded; or (b) at the original purchase price, provided that the right to repurchase at the original purchase price lapses at the rate of at least twenty percent (20%) of the shares per year over five (5) years from the date the Option or Stock Purchase Right is granted (without respect to the date the Option or Stock Purchase Right was exercised or became exercisable) and the right to repurchase shall be exercised for cash or cancellation of purchase money indebtedness for the shares within ninety (90) days of termination of employment (or in the case of securities issued upon exercise of Options after the date of termination, within ninety (90) days after the date of the exercise).  In addition to the restrictions set forth in clauses (a) and (b), the securities held by an officer, director or consultant of the Company or an affiliate of the Company may be subject to additional or greater restrictions.

Legend Oil and Gas, Ltd. 2011 Stock Incentive Plan  |  A-